                                                                    EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT, made this ___ Day of March, 1999, by and between DELTA RECYCLING CORP., (hereinafter referred to as "EMPLOYER") a Florida corporation having its principal offices located at 2075 N. Powerline Road, Pompano Beach, Florida and THOMAS ROBERTS, residing at 5386 N.W. 108th Way, Cord Springs, Florida 33076 (hereafter referred to as "EMPLOYEE").

         WHEREAS, EMPLOYER is in the construction debris recycling and landfill business; and WHEREAS, EMPLOYEE has for many years been engaged in the construction debris recycling and landfill business; and

         WHEREAS, the EMPLOYEE desires to be engaged as an executive EMPLOYEE of the EMPLOYER;

         WHEREAS, the EMPLOYER desires to employ the EMPLOYEE under the terms of this Agreement; and

         WHEREAS, the EMPLOYEE and EMPLOYER desire to have their rights, obligation and duties specified herein; and

         WHEREAS, EMPLOYER and EMPLOYEE desire to set forth the terms and conditions on which EMPLOYEE shall be employed by, and provide his services to EMPLOYER.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

         1.       EMPLOYMENT.

                  EMPLOYER hereby employs EMPLOYEE in its business and EMPLOYEE agrees to work for EMPLOYER for a two (2) year period commencing on March 17, 1999 and terminating on the ___ day of March, 2001. The period of such employment is hereby called the "Employment Period".

         2.       CORPORATE OFFICE, DUTIES AND RESPONSIBILITIES

                  A. EMPLOYEE shall serve in the capacity as Senior Vice President of the EMPLOYER, subject at all times to the direction and control of the Board of Directors of EMPLOYER. EMPLOYEE's primary responsibility shall be that of Environmental Compliance Officer overseeing the Company's facilities and wrong with the various regulatory agencies regarding permits, renewals, modifications and compliance and as an Acquisition Officer assisting in identifying and investigating acquisition candidates for the Company in the construction debris recycling and landfill industry. EMPLOYEE shall-also serve as Legislative Affairs Officer and make diligent efforts to stay abreast and informed of all new developments and regulations in the construction and demolition debris recycling and landfill operations in the State of Florida and other states in which the Company operates. EMPLOYEE shall perform his regular duties at an office located in or within thirty (30) miles of Pompano Beach, Florida, or at such other location as shall be mutually agreed upon in writing by the EMPLOYER and EMPLOYEE. EMPLOYEE shall devote substantially all of his business time and energies to the business of EMPLOYER and shall use his best efforts, skills and abilities to promote the Company's interests. EMPLOYEE shall serve as a Director of EMPLOYER, its subsidiaries and its parent with no additional compensation.

                  B. The Company will provide the EMPLOYEE with the necessary tools and assistance for the EMPLOYEE to perform his duties.

                  C. The EMPLOYEE will report directly to, the persons designated by the Board of Directors who shall initially be the EMPLOYER'S President and Chairman.

                  D. Nothing contained herein shall prevent the EMPLOYEE from investing in passive investments or activity when not required to be available to the EMPLOYER.

         3.       COMPENSATION.

                  As Compensation for all services rendered by EMPLOYEE to EMPLOYER hereunder:

                  A. Base Compensation: During the term of this Agreement, EMPLOYER shall pay to EMPLOYEE a base compensation at the rate of One Hundred Four Thousand ($104,000.00) dollars for the first year of employment and the sum of One Hundred Fourteen Thousand Nine Hundred ($114,900.00) for the second year of employment. EMPLOYEE shall be paid in the same manner as the Company's other EMPLOYEEs, but in no event less frequently than twice per month during the term hereof. EMPLOYEE shall not be compensated for his duties as a MEMBER of the Board of Directors, unless the Board of Directors subsequently agrees TO compensate him. ALL compensation payments shall be subject to income tax withholding and other applicable taxes.

                  B. Discretionary Bonus. EMPLOYEE shall be entitled to receive a Discretionary Bonus in AN amount to be determined by the Board of Directors in its sole discretion, considering EMPLOYEE's performance of his duties and the growth of EMPLOYER, to be payable in cash or Common Stock. Nothing in this subparagraph should be viewed as requiring the Board to give EMPLOYEE a Discretionary Bonus in any year.

                  C. Accrued Vacation Days. Upon termination for any reason other than the expiration of this Agreement, EMPLOYEE shall be entitled to be paid for any accrued but unused vacation days .

         4.       EXPENSES.

                  EMPLOYER will reimburse EMPLOYEE for all reasonable expenses incurred subject to the submission of satisfactory receipts and verifying the expense in form acceptable to the Internal Revenue Service.

         5.       AUTOMOBILE:

                  EMPLOYEE shall receive an monthly automobile allowance of Seven Hundred ($700-00) Dollars. EMPLOYEE shall furnish EMPLOYER with proof of insurance.

         6.       FRINGE BENEFITS:

                  EMPLOYEE shall be entitled and receive benefits under all fringe benefit plans maintained by EMPLOYER, including, but not limited to disability insurance, and related benefits hall give EMPLOYEE the except for health insurance which EMPLOYEE hereby waives. EMPLOYER shall give EMPLOYEE the opportunity to participate in all private placements and stock option plans provided by EMPLOYER in accordance with their terms and the Securities laws. The EMPLOYEE's other benefits shall be no less than those received by other officers of EMPLOYEE.

         7.       DISABILITY:

                  In the event that the EMPLOYEE shall become totally disabled (totally disabled having the meaning set forth in Section 10(d) hereof), the EMPLOYEE shall receive his full salary for three (3) months of continuous total disability, and one-half (1/2) salary for the next three (3) months of continuous total disability, and no salary thereafter unless ft Board of Directors of EMPLOYER elect to continue these payments. Such amounts shall be reduced by the amount of any disability insurance payments actually received by EMPLOYEE.

         8.       VACATIONS.

                  EMPLOYEE shall be entitled to three (3) weeks of paid vacation per year. Such vacations shall be taken at such times as sea be mutually convenient to EMPLOYER and EMPLOYEE. Vacation time must be taken within each employment year for which it applies and cannot be accrued or carried forward, unless the EMPLOYER specifically agrees in writing. EMPLOYEE's vacation shall vest on a pro-rata basis during each year of employment.

         9.       RESTRICTIVE COVENANT AND CONFIDENTIALITY AGREEMENT.

                  A. EMPLOYEE acknowledges that EMPLOYER has and will make available to EMPLOYEE confidential information, which derives independent economic value from not being known to third parties, and which is subject to reasonable efforts by EMPLOYER to maintain its confidentiality. The EMPLOYER's confidential information includes information relating to the organization and management of EMPLOYER and its operating affiliates together with confidential customer lists, customer contacts, price lists and other confidential information relating to the EMPLOYER.

                  B. The EMPLOYEE hereby covenants and agrees with the EMPLOYER that EMPLOYEE will not, at any time for any cause whatsoever, divulge or disclose to any person or persons not connected with EMPLOYER any of its confidential information relating to the EMPLOYEEs methods, system, techniques of operation, customer lists, trade secrets, price is% or business policies or other confidential information of any kind or nature pertaining to the business of EMPLOYER or its operating affiliates. It is expressly understood by the EMPLOYEE that the EMPLOYER's confidential information, including all of the above mentioned items, are considered trade secrets of EMPLOYER and are important material and confidential and greatly affect the effective and successful conduct of the business and goodwill of the EMPLOYER.

                  C. EMPLOYEE agrees during the term of this Agreement, and for a period of one (1) year he will not solicit the EMPLOYER'S customers during the time of his employment, for the purposes of inducing said customers to utilize another carting or sanitation company, construction or demolition, recycling company or program or C & D landfill business. EMPLOYEE has been specifically informed of this paragraph and its significance and understands its importance to the EMPLOYER. Upon termination of EMPLOYEE Is engagement, for reasons consistent with ft parties' obligations under this Agreement, the EMPLOYEE agrees not to directly or indirectly induce or attempt to induce for a twelve (12) months period any of the EMPLOYER'S EMPLOYEEs or independent contractors to cease employment with the EMPLOYER for the purpose of engaging in or becoming engaged in, directly or indirectly, in the construction or demolition recycling, refuse collection and disposal business, C & D landfill business, either as contractor, principal, partner, joint venturer, agent, EMPLOYEE, salesman, adviser, or as a director, or officer, or any corporation or association, or in any other manner or capacity whatsoever in any city, area or territory within Dade, Broward, Brevard, and/or Palm Beach Counties in Florida or any other county in which EMPLOYER has an active business. This restriction applies only to markets in which the EMPLOYER then has an active business.

                  D. All records, files, memoranda, customer lists, price lists, and all documents of any nature whatsoever relating to the business in which the EMPLOYER is engaged, which EMPLOYEE my prepare, use, come in contact with OR which am located in any EMPLOYER office or agency without prior consent and shall be turned over to the EMPLOYER upon termination of the EMPLOYEE's engagement by the EMPLOYER. This provision notwithstanding, EMPLOYEE may retain any personal notes or files, such as his personal calendar, So long as he continues to refrain from disclosing any confidential information contained therein to any third Party.

                  E. The above restrictions have been thoroughly discussed with the EMPLOYEE and it is the EMPLOYEE's understanding and belief that these restrictions are reasonable to protect the EMPLOYER's business and goodwill.

                  F. The parties hereto acknowledge and agree that, in the event of an actual of threatened violation by any person of any of the restrictions of this Agreement, the EMPLOYER will suffer irreparable harm, and the EMPLOYER will be without adequate remedy at law. EMPLOYEE consents to the EMPLOYER restraining said violation or threatened violation by obtaining injunctive or mandatory relief, owned in an action or proceeding instituted by any court of competent jurisdiction, said injunctive relief shall include, but not be limited to, a temporary restraining order and preliminary injunction without the posting of a bond of any kind. Nothing contained heron shall be construed as prohibiting the EMPLOYER from pursuing any other remedies available to the EMPLOYER for- such breach or threatened breach, including the recovery of damages from such person.

                  G. The parties to this Agreement acknowledge that the restrictions imposed by the provisions of this Section "9" are fair and reasonable and are reasonable required for the protection of the EMPLOYER, However, in the event that any of the provisions of this Section 9 relating to the period of restriction shall be deemed to exceed the maximum period of time which a court of competent jurisdiction would deem valid and enforceable, said period shall be deemed to be the maximum time which a court of competent jurisdiction shall be convened. Each of the subsections of this Section "19" is independent of each other subsection and the invalidity of any subsection shall have no effect on the validity or effectiveness of any Other subsection. Specifically the non-solicitation requirements shall continue to apply, even if the restrictive covenant provisions are deleted.

                  H. For the purposes of this Section the term "EMPLOYER" shall include the present corporation and all affiliates and subsidiaries of EMPLOYER for which the EMPLOYEE performed services directly or indirectly or from which HE acquired confidential information in the course of his duties during the term of his employment hereunder.

         10.      TERMINATION.

                  The employment of EMPLOYEE by EMPLOYER hereunder may be terminated for the reasons as provided below:

                  (a) EMPLOYER and EMPLOYEE may terminate this Agreement or the Term of Employment at any time by mutual agreement.

                  (b) EMPLOYEE may terminate the Term of Employment at any time by giving thirty days notice to EMPLOYER, effective at the end of such thirty day period.

                  (c) This Agreement will automatically terminate in the event of the death of EMPLOYEE.

                  (d) EMPLOYER may terminate the Term of Employment by thirty days advance notice to EMPLOYEE after the continuous inability of EMPLOYEE to perform his duties hereunder for A period of twelve (12) weeks because of a disability as defined herein. The term 'disability' shall mean a physical or mental illness or injury that incapacitates EMPLOYEE and prevents him from performing his customary duties for EMPLOYER for a period in excess of ninety
(90) days. If EMPLOYEE recovers from any disability after the EMPLOYER has given notice of termination, re-employment by EMPLOYER shall only be with the mutual written consent of the parties.

                  (e) EMPLOYER may terminate this Agreement without cause upon thirty (30) days written notice.

                  (f) EMPLOYER may terminate the Term of Employment only for good cause as determined in good faith by the Board of Directors as follows:

                      i. any conduct by the EMPLOYEE involving fraud or dishonesty;

                      ii. any attempt by the EMPLOYEE to secure any personal profit in connection with the business of the Company;

                      iii. conviction of a misdemeanor or felony;

                      iv. any material and willful failure or refusal by the EMPLOYEE to perform the essential duties of Ws position with the Company or to follow the direction given by any of the senior ranking officers of the Company to whom the EMPLOYEE normally reports and which causes a material adverse impact on the EMPLOYER, however, this provision shall not apply to any direction the EMPLOYEE reasonably believes would result in A violation of law OR regulation.

                           v.  any breach of the provisions of PARAGRAPH "9"
hereof during the time the EMPLOYEE is employed of the Company; or

                           vi. any other acts or omissions of EMPLOYEE that are
inconsistent with the exercise of reasonable business judgment that have in the reasonable view of the Board of Directors, a material and adverse impact on the EMPLOYER. If the employment relationship of EMPLOYEE with the EMPLOYER is terminated under SECTION 10(E), EMPLOYEE shall receive in addition to any other benefits to which he is entitled, twelve (12) months severance pay or his monthly pay for the remainder of the term of this Agreement whichever is less. If EMPLOYEE'S employment is terminated under SECTION 10(A), 10(B) or 10(F), he will not be entitled to any severance pay. If EMPLOYEE's employment is terminated under Section 10(c) his estate Will receive one (1) month of severance pay.

         11.      BENEFIT.

                  This Agreement shall be binding upon the parties hereto, their legal representatives, heirs, successors, and assigns and neither party may assign this Agreement without prior written consent of the other party.

         12.      NO ALIENATION AND ASSIGNMENT.

                  EMPLOYEE shall not under any circumstances have any option or right to require payments hereunder otherwise than in accordance with the terms hereof To the extent allowed by law, EMPLOYEE shall not have any power of anticipation, alienation or assignment of payments contemplated hereunder, and all rights and benefits of EMPLOYEE shall be for the sole personal benefit of EMPLOYEE and no other person shall acquire any right, title or interest hereunder by reason of any &-de, assignment or transfer by or claim or judgment or bankruptcy proceedings against EMPLOYEE.

         13.      ENTIRE AGREEMENT.

                  This instrument contains the entire agreement between the EMPLOYER and EMPLOYEE and may not be changed or terminated orally.

         14.      SEVERABILITY.

                  If any provision of this Agreement is held to be unenforceable, the remainder of the Agreement shall nevertheless remain in full force and effect.

         15.      NO WAIVER.

                  Failure to insist upon strict compliance with any of the terms, covenants or conditions of this Agreement not be deemed a waiver of such terms, covenant or condition, nor shall any waiver or relinquishment of such right or power at any other time or times.

         16.      NOTICES.

                  Any notice required or permitted to be, given hereunder to either Party hereto must be in writing and sent by certified mail, return receipt requested or by hand or overnight delivery service, to such party at his or its address as hereinabove set forth. If a party subsequently designates a different address by notice similarly given, then to that address. Notice shall not be effective until the date of delivery.

         17.      FLORIDA LAW.

         This Agreement has been made in the State of Florida, shall be interpreted and construed in accordance with the laws of that State, and the courts of that State shall have exclusive jurisdiction of any and all disputes which may arise hereunder or in connection herewith.

         18.      COUNTERPARTS.

                  This Agreement may be executed in any number of counterparts, any one of which shall be deemed to be the original, although the others are not produced.

         19.      CAPTIONS.

                  The captions herein contained have been inserted for convenience and reference only, and in no way define, limit or describe the scope and intent of any Article hereof.

         20.      MODIFICATIONS IN WRITING.

                  No change, modifications, discharge or termination of any of the provisions of this Agreement or obligations thereunder, shall be valid unless in writing and signed and acknowledged by the parties hereto.

        ]N WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above-written.

                                       DELTA RECYCLING CORP.

                                       By:
                                          ------------------------------------

                                       ---------------------------------------
                                       THOMAS ROBERTS